Exhibit 5.1

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA • ASIA PACIFIC • EUROPE

November 21, 2023

Denali SPAC Holdco, Inc.

437 Madison Avenue, 27th Floor

New York, New York 10022

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by Denali SPAC Holdco, Inc., a Delaware corporation (“Holdco”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of Holdco’s common stock, $0.0001 par value per share (“Common Stock”) and warrants to acquire Common Stock (“Warrants” and together with the registered Common Stock, the “Registered Securities”). The Registered Securities are to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of January 25, 2023 (as amended by the Amendment to and Consent under Agreement and Plan of Merger, dated as of April 11, 2023, the “Merger Agreement”), by and among Denali Capital Acquisition Corp. (the “Company”), Holdco, Denali SPAC Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Holdco (“Denali Merger Sub”), Longevity Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Holdco (“Longevity Merger Sub” and, together with Denali Merger Sub, the “Merger Subs”), Longevity Biomedical, Inc., a Delaware corporation (“Longevity”), and Bradford A. Zakes, solely in the capacity as a Seller Representative (the “Seller Representative”). The Merger Agreement provides for, among other things, the following mergers: (a) Denali Merger Sub will merge with and into the Company (the “Denali Merger”), with the Company as the surviving entity of the Denali Merger and (b) Longevity Merger Sub will merge with and into Longevity (the “Longevity Merger” and together with the Denali Merger, the “Mergers”), with Longevity as the surviving company of the Longevity Merger. Following the Mergers, each of the Company and Longevity will be a subsidiary of Holdco, and Holdco will become a publicly traded company. The Registered Securities consist of (i) shares of Common Stock issuable at the effective time of the Mergers (the “Closing Shares”) pursuant to Sections 1.6(a) and 1.6(b) of the Merger Agreement, resulting from the conversion of shares of common stock, par value $0.001 per share, of Longevity and Class A ordinary shares, par value $0.0001 per share, of Denali (“Class A Ordinary Shares”) outstanding at the effective time of the Mergers, (ii) shares of Common Stock issuable upon exercise of options and warrants (the “Substitute Options and Warrants”) resulting from the conversion of Longevity stock options and warrants outstanding at the effective time of the Longevity Merger pursuant to Section 1.10(d) of the Merger Agreement (the “Options and Warrants Shares”) (iii) warrants to acquire Common Stock (“Warrants”), resulting from the conversion of warrants to acquire Class A Ordinary Shares outstanding at the effective time of the Denali Merger pursuant to Section 1.6(d) of the Merger Agreement and (iv) shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Share”). The Mergers are subject to satisfaction or waiver of a number of conditions, including approval by the ordinary shareholders of the Company of the transactions contemplated by the Merger Agreement.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

The Warrants will be governed by the Warrant Agreement (the “Warrant Agreement”) dated as of April 6, 2022, by and between the Company and VStock Transfer, LLC, a California limited liability company, as warrant agent (the “Warrant Agent”), as assigned to and assumed by Holdco pursuant to a Warrant Assumption Agreement to be entered into by and among the Company, Holdco, and the Warrant Agent in connection with the consummation of the Mergers (the “Warrant Assumption Agreement” and the Warrant Agreement as assigned and assumed pursuant thereto, the “Assumed Warrant Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement, (ii) the Merger Agreement, (iii) Holdco’s certificate of incorporation, (iv) the Warrant Agreement, (v) the form of Warrant Assumption Agreement that is filed as Exhibit 4.2 to the Registration Statement, (vi) the form of Amended and Restated Certificate of Incorporation of Holdco, attached as Annex I to the Registration Statement (the “A&R Charter”), (vii) the form of Amended and Restated Bylaws of Holdco, attached as Annex J to the Registration Statement (the “A&R Bylaws”), and (viii) the resolutions adopted by the board of directors of Holdco relating to (i)-(vii) above, and the issuance of the Registered Securities by Holdco. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of Holdco and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. We have also assumed that each of the Company and the Warrant Agent will duly authorize, execute and deliver the Warrant Assumption Agreement, and that the Warrant Agent (i) is validly existing and (ii) has duly authorized, executed and delivered the Warrant Agreement and has all requisite legal ability to do so. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of Holdco.

Based on the foregoing, we are of the opinion that:

(i)	Each Closing Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the A&R Charter shall have been filed in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), (iii) the Mergers shall have become effective under the DGCL, (iv) the Denali Merger shall have become effective under the Companies Act (As Revised) of the Cayman Islands and (iii) a certificate representing such Closing Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Closing Share is to be issued in uncertificated form, Holdco’s books shall reflect the issuance of such Closing Share to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement.

(ii)	Each Options and Warrants Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the A&R Charter shall have been filed in accordance with the DGCL, (iii) the Mergers shall have become effective under the DGCL, (iv) the Denali Merger shall have become effective under the Companies Act (As Revised) of the Cayman Islands and (iv) a certificate representing such Options and Warrants Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Options and Warrants Share is to be issued in uncertificated form, Holdco’s books shall reflect the issuance of such Options and Warrants Share to the person entitled thereto, in each case against payment of the agreed consideration therefore (not less than the par value thereof) in accordance with the terms of the related Substitute Options and Warrants and the applicable agreement or plan pertaining to such Substitute Options and Warrants.

(iii)	Each Warrant will constitute the valid and binding obligation of Holdco when assumed pursuant to the terms of the Warrant Agreement and the Merger Agreement and upon the execution and delivery of the Warrant Assumption Agreement by the parties thereto.

(iv)	Each Warrant Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the A&R Charter shall have been filed in accordance with the DGCL, (iii) the Mergers shall have become effective under the DGCL, (iv) the Denali Merger shall have become effective under the Companies Act (As Revised) of the Cayman Islands and (iv) a certificate representing such Warrant Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Warrant Share is to be issued in uncertificated form, Holdco’s books shall reflect the issuance of such Warrant Share to the person entitled thereto, in each case against payment of the agreed consideration therefore (not less than the par value thereof) in accordance with the terms of the Assumed Warrant Agreement.

In rendering the opinion in paragraph (iii) above, we have also assumed that (I) neither the execution and delivery by Holdco of the Warrant Assumption Agreement nor the performance by Holdco of its obligations under the Assumed Warrant Agreement: (a) conflicts or will conflict with the A&R Charter or A&R Bylaws, (b) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which Holdco or its property is subject, (c) contravenes or will contravene any order or decree of any governmental authority to which Holdco or its property is subject or (d) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (d) with respect to the laws of the State of New York); and (II) neither the execution and delivery by Holdco of the Warrant Assumption Agreement nor the performance by Holdco of its obligations under the Assumed Warrant Agreement, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP